                              July 26, 1999



VIA EDGAR
---------
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:   AMERCO Definitive Proxy Statement

Ladies and Gentlemen:

      Pursuant to Rule 14a-6(b), promulgated pursuant to the Securities Exchange Act of 1934, as amended, I have attached for filing, on behalf of AMERCO, a Nevada corporation (the "Company"), the definitive Proxy Statement relating to the Company's 1999 Annual Meeting of Stockholders to be held on August 27, 1999. The Company intends to release definitive proxy materials to the Company's stockholders on or after July 23, 1999.

      If you have any questions, please contact me at (602) 263-6671 or Michael M. Donahey at (602) 382-6381.

                                   Sincerely,

                                   AMERCO

                                   /s/ Gary V. Klinefelter

                                   Gary V. Klinefelter
                                   Secretary and General Counsel



Enclosure

                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                           (Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMERCO

------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)      Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

     2)      Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             ------------------------------------------------------------------

     4)      Proposed maximum aggregate value of transaction:

             ------------------------------------------------------------------

     5)      Total fee paid:

             ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     --------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)      Amount previously paid:

     -----------------------------------------------------------

     2)      Form, Schedule or Registration Statement no.:

     -----------------------------------------------------------

     3)      Filing Party:

     -----------------------------------------------------------

     4)      Date Filed:

     -----------------------------------------------------------

                            AMERCO

                  1325 AIRMOTIVE WAY, SUITE 100
                     RENO, NEVADA 89502-3239

                   NOTICE AND PROXY STATEMENT*
           FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON FRIDAY, AUGUST 27, 1999

TO THE STOCKHOLDERS:

     The 1999 Annual Meeting of the Stockholders of AMERCO (the "Company") will be held at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, August 27, 1999, at 11:00 a.m. (local time) to (1) elect two Class I Directors to serve until the 2003 Annual Meeting of Stockholders; and
(2) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on June 28, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

     A copy of the Company's Annual Report for the year ended
March 31, 1999, is enclosed, but is not deemed to be part of the official proxy soliciting materials.

     Your attention is directed to the accompanying proxy and proxy statement.

     Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.
The Company's management cordially invites you to attend the meeting. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the annual meeting procedures attached hereto as Exhibit A.

                             By order of the Board of Directors,

                             /s/ Gary V. Klinefelter

                             Gary V. Klinefelter
                             Secretary

     STOCKHOLDERS ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL
THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
YOUR PROMPT RESPONSE WILL BE APPRECIATED.

*  Approximate date of mailing to stockholders:  July 29, 1999

                                    AMERCO

                               PROXY STATEMENT
                     1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD AUGUST 27, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held on Friday, August 27, 1999 at 11:00 a.m. at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the "Meeting"), and at any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 28, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 16,851,592 shares of its Common Stock, $0.25 par value, and 5,762,495 shares of its Series A Common Stock, $0.25 par value (collectively, the "Common Stock").

     One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Each stockholder is entitled to one vote per share of Common Stock for the election of directors and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, it is intended that it will be voted for the director nominees named herein. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about July 23, 1999.

     The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by telephone, telegraph, facsimile transmission, and in person by employees of the Company.

     Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class
IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

     At the Meeting, two Class I directors will be elected to serve until the 2003 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the two nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class I director nominees receiving the largest number of votes in favor of their election will be elected as Class I directors.

     Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR the nominees or WITHHELD. In addition, a stockholder may indicate that he or she is voting FOR the nominee except for any nominee(s) specified in writing on the proxy card. The two nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

               Management Nominees For Election As Class I Directors
                     (To serve until the 2003 Annual Meeting)

                                 John P. Brogan
                                James J. Grogan

     JOHN P. BROGAN, 55, has served as a Director of the Company since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven year association with Alamo Rent-A-Car that ended in 1986. He is a member of the American Institute of Certified Public Accountants and served as Chairman of the Board of Trustees, College of the Holy Cross, from 1988 to 1996.

     JAMES J. GROGAN, 45, has served as a Director of the Company since August 1998 and has served as President and Chief Executive Officer of Samoth Capital, a real estate firm, since 1998. He was the Senior Executive Vice President of UDC Homes, a homebuilder, from 1996 to 1998 and was Managing Attorney for the Phoenix law firm of Gallagher & Kennedy from 1991 to 1996. He serves on the Board of Directors of several charitable organizations.

                         Directors Continuing In Office

                              Name                 Term Expires
                              ----                 ------------

           Class II           Edward J. Shoen      2000

           Class II           Richard J. Herrera   2000

           Class III          John M. Dodds        2001

           Class III          James P. Shoen       2001

           Class IV           William E. Carty     2002

           Class IV           Charles J. Bayer     2002


     EDWARD J. SHOEN, 50, has served as a Director and Chairman of the Board of the Company since 1986, as President since 1987, as a Director of U-Haul International, Inc. ("U-Haul") since 1990, and as the President of U-Haul since 1991. Mr. Shoen has been associated with the Company since 1971.

     RICHARD J. HERRERA, 45, has served as a Director of the Company from 1991 to January 1997 and was reelected to the board in February 1997. Mr. Herrera has been associated with the Company since 1988. Mr. Herrera presently serves as Vice President of Marketing, Retail Sales for U-Haul.

     JOHN M. DODDS, 62, has served as a Director of the Company since 1987 and Director of U-Haul since 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

     JAMES P. SHOEN, 39, has served as a Director of the Company since 1986 and Vice President of the Company since 1989. Mr. Shoen has been associated with the Company since 1976. He has served from 1990 to present as Executive Vice President of U-Haul.

     WILLIAM E. CARTY, 72, has served as a Director of the Company since 1987 and as a Director of U-Haul since 1986. He has been associated with the Company since 1946. He has served in various executive positions in all areas of the Company. Mr. Carty retired from the Company in 1987.

     CHARLES J. BAYER, 59, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. He has served in various executive positions and has served as President of Amerco Real Estate Company since 1990.

          OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

     The full Board of Directors of the Company met four times during the fiscal year ended March 31, 1999. No director attended fewer than 75% of the meetings of the full Board of Directors and of the committees on which he served (during the periods that he served). The annual fee for all services as a director of the Company is $26,400 which is paid in equal monthly installments. The Board of Directors has appointed the following standing committees: Audit Committee, Compensation Committee and the Executive Finance Committee. Listed below is a summary of the Company's three committees, and the membership of those committees during fiscal year 1999.

Audit Committee. The Audit Committee reviews the annual financial statements and significant accounting issues and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Company's Audit Committee met separately at one formal meeting during the fiscal year ended March 31, 1999. At the time of that meeting the Audit Committee consisted of Aubrey K. Johnson and William E. Carty, non-employee directors of the Company. At the November 3, 1998 Board of Directors meeting John P. Brogan and James J. Grogan were added to the Audit Committee. Mr. Johnson left the Audit Committee and the Board of Directors at the end of his term on August 28, 1998. At the May 4, 1999 Board of Directors meeting Mr. Carty resigned from the Audit Committee and John M. Dodds was elected to the Audit Committee. The Audit Committee presently consists of Messrs. Brogan, Grogan and Dodds, non-employee directors of the Company.

Executive Finance Committee. The Executive Finance Committee is authorized to act on behalf of the Board of Directors in approving any transaction involving the finances of the Company. It has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, John P. Brogan and Charles J. Bayer.

Compensation Committee. The Compensation Committee reviews the Company executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company. It reviews and makes recommendations to the Board of Directors regarding management recommendations for changes in executive compensation.
The Compensation Committee also monitors management plans and programs for the retention, motivation and development of senior management. At the November 3, 1998 Board of Directors meeting John P. Brogan and James J. Grogan were elected to the Compensation Committee. Messrs. Carty and Bayer resigned from the Compensation Committee on November 3, 1998 and Mr. Johnson left the compensation Committee at the end of his term on the Board of Directors on August 28, 1998. The Compensation Committee did not meet during the fiscal year ending March 31, 1999. The Compensation Committee consists of Messrs. Brogan and Grogan, non-employee directors of the Company.

     See "Security Ownership of Certain Beneficial Owners and Management" (pages 4-6), "Certain Relationships and Related Transactions" (pages 9-10), and "Shoen Litigation" (pages 9-11) for additional information relating to the directors.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best of the Company's knowledge, the following table lists, as of June 30, 1999, (1) the beneficial ownership of the Company's equity securities of each director and director nominee of the Company, of each executive officer named on page 6, and of all directors and executive officers of the Company as a group, (2) the beneficial ownership of Common Stock of those persons who beneficially own more than five percent (5%) of Common Stock; and (3) the beneficial ownership of each director and director nominee of the Company, of each executive officer named on page 6, and of all directors and executive officers of the Company as a group, of the percentage of net payments received by such persons during the 1999 fiscal year in respect of fleet-owner contracts issued by U-Haul.

           Name and Address                 Shares of Common   Percentage of  Percentage of Net
           of Beneficial Owner             Stock Beneficially   Common Stock   Fleet Owner
                                                 Owned             Class      Contract Payments
Edward J. Shoen(1)  Chairman of the Board     3,487,283(2)         15.4             .005
                    and President
                    2727 N. Central Ave
                    Phoenix, AZ 85004

Mark V. Shoen(1)    President, U-Haul         3,446,309(2)         15.2             .005
                    Phoenix Operations
                    2727 N. Central Ave
                    Phoenix, AZ 85004

James P. Shoen      Director and              2,282,110(2)         10.1             .013
                    Vice President
                    1325 Airmotive Way
                    Reno, NV 89502

Paul F. Shoen       P.O. Box 524              2,033,337(2)          9.0             .003
                    Glenbrook, NV 89413

Sophia Shoen        5104 N. 32nd Street       1,419,769             6.3             .014
                    Phoenix, AZ 85018

The ESOP Trust(2)   2727 N. Central Ave       2,834,774            12.5              N/A
                    Phoenix, AZ 85004

John M. Dodds       Director                          0               0              N/A
                    2727 N. Central Ave
                    Phoenix, AZ 85004

William E. Carty(1) Director                          0               0             .035
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

Charles J. Bayer    Director                      2,020              **             .003
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

John P. Brogan      Director and                  4,600              **              N/A
                    Director Nominee
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

           Name and Address                 Shares of Common   Percentage of  Percentage of Net
           of Beneficial Owner             Stock Beneficially   Common Stock   Fleet Owner
                                                 Owned             Class      Contract Payments
James J. Grogan     Director and                    100              **              N/A
                    Director Nominee
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

Richard J. Herrera  Director                      1,519              **              N/A
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

Donald W. Murney    Treasurer of U-Haul           2,221                              N/A
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

Gary V. Klinefelter Secretary and General         3,151              **              N/A
                    Counsel
                    2727 N. Central Ave.
                    Phoenix, AZ 85004

Officers and Directors as a group             9,239,408           40.85             .061
                   (17 persons)(1)

** The percentage of the referenced class beneficially owned is less than one percent.

(1) Edward J. Shoen, Mark V. Shoen, and William E. Carty beneficially own 12,600 shares (0.2%), 7,700 shares (0.1%), and 6,000 shares (0.1%) of the Company's Series A 8 1/2% Preferred Stock, respectively.
     The executive officers and directors as a group beneficially own 27,872 shares (0.46%) of the Company's Series A 8 1/2% Preferred Stock.

(2) The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company's Board of Directors. Under the ESOP, each participant (or such participant's beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant's account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of June 30, 1999, of the 2,834,774 shares of Common Stock held by the ESOP Trust, 1,776,375 shares were allocated to participants and 1,058,399 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen include Common Stock held directly by those individuals and 3,602, 3,328, 3,296, 779, and 196 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

     To the best of the Company's knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

                                EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the annual compensation paid to (1) the Company's chief executive officer and (2) the four most highly compensated executive officers of the Company, other than the chief executive officer.

                   Summary Compensation Table

                                                       Annual Compensation
                                                       -------------------
                Name and Principal Position     Year    Salary    Bonus      All Other
                ---------------------------     ----    ($)(1)     ($)      Compensation
                                                        ------     ---          ($)(2)
                                                                             ---------
Edward J. Shoen   Chairman of the Board         1999    503,708     -         6,250
                  and President of              1998    503,708     -         9,393
                  AMERCO and U-Haul             1997    503,708     -         8,209

James P. Shoen    Vice President                1999    649,478     -         6,250
                  and Director of AMERCO        1998    654,477     -         9,393
                                                1997    479,677     -         8,209

Mark V. Shoen     President of U-Haul           1999    607,077     -         6,250
                  Phoenix Operations            1998    629,744     -         9,393
                                                1997    528,159     -         8,209

Donald W. Murney  Treasurer of U-Haul           1999    147,008  175,000      5,547
                                                1998    142,008     -         9,393
                                                1997    142,008  250,000      7,769

____________________

(1)    Includes annual fees paid to Directors of the Company.

(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On November 3, 1998, John P. Brogan and James J. Grogan were elected to the Compensation Committee replacing Charles J. Bayer and William E. Carty. Aubrey K. Johnson also served as a member of the Compensation Committee during fiscal 1999 until his term as a director expired on August 28, 1998. Mr. Bayer is President of Amerco Real Estate Company, one of the Company's subsidiaries. Mr. Carty served in various executive positions in all areas of the Company until his retirement in 1987.

     The Company funded the plans of reorganization filed by William E. Carty and Aubrey K. Johnson under Chapter 11 of the federal bankruptcy laws as discussed in "Shoen Litigation."

                  BOARD REPORT ON EXECUTIVE COMPENSATION

     While the Company has established a Compensation Committee, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 1999. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 1999, the Chairman of the Board and President has historically and continued to make these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override these decisions. Executive compensation was set at levels designed to retain the Company's executive officers and was based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

     In addition to its involvement in executive compensation matters as described above, the Board of Directors determines the amount, if any, of the Company's contribution pursuant to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

     The Company's stockholders approved a stock option plan at the 1992 Annual Meeting of Stockholders. As of June 30, 1999, no awards had been made under such plan.

              John P. Brogan          James J. Grogan

                       PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period March 31, 1994 through March 31, 1999 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1994 in the Company's Common Stock and in each of the comparison indices. Because no active trading market for the Company's Common Stock existed prior to November 1994, the graph reflects the annual Common Stock appraisal obtained in connection with the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan for 1994 and the closing price of the Common Stock trading on Nasdaq on March 31, 1995, 1996, 1997, 1998 and
1999.

(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)

                                   1994      1995      1996      1997      1998      1999
AMERCO                            100.00    125.74    142.65    150.00    180.88    126.47

Dow Jones Composite Average       100.00    106.99    139.79    158.84    220.67    229.71

Dow Jones Transporation Average   100.00    100.03    131.61    144.22    218.76    201.75

                       EXECUTIVE OFFICERS OF THE COMPANY

           The Company's Executive officers as of June 30, 1999, were:

 Name                    Age    Office

 Edward J. Shoen         50     Chairman of the Board, President, and Director

 Mark V. Shoen           48     President of U-Haul Phoenix Operations

 James P. Shoen          39     Director and Vice President

 William E. Carty        72     Director

 John M. Dodds           62     Director

 Charles J. Bayer        59     Director

 Richard J. Herrera      45     Director

 John P. Brogan          55     Director

 James J. Grogan         45     Director

 Gary B. Horton          55     Treasurer

 Gary V. Klinefelter     51     Secretary and General Counsel

 John A. Lorentz         72     Assistant Secretary

 George R. Olds          57     Assistant Secretary

 Rocky D. Wardrip        41     Assistant Treasurer

 Donald W. Murney        39     Treasurer of U-Haul

 John C. Taylor          41     Director of U-Haul

 David Schmeltz          41     Director of U-Haul

     See "Election of Directors" on pages 1-3 above for information regarding Edward J. Shoen, William E. Carty, Charles Bayer, James P. Shoen, John M. Dodds, Richard J. Herrera, John P. Brogan and James J. Grogan.

     Mark V. Shoen has served as a Director of the Company from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997. He served from 1990 to 1994 as Executive Vice President of Product for U-Haul and has served as President, Phoenix Operations, from 1994 to present.

     Gary B. Horton has served as Treasurer of the Company since 1982 and serves as Assistant Treasurer of U-Haul. His previous positions include Treasurer of U-Haul. He has been associated with the Company since 1969. In 1995, Mr. Horton was involved in a traffic accident that resulted in a fatality. As a result of the accident, Mr. Horton pled guilty to aggravated assault. On December 6, 1996, Mr. Horton was given a suspended sentence and placed on three years probation.

     Gary V. Klinefelter, Secretary of the Company since 1988 and Secretary of U-Haul since 1990, is licensed as an attorney in Arizona and has served as General Counsel of the Company and U-Haul since June 1988.

     John A. Lorentz, Assistant Secretary of the Company since 1988 and Assistant Secretary of U-Haul since 1990, is licensed as an attorney in Oregon and has been associated with the Company since 1953. His previous positions include Secretary of the Company and U-Haul.

     George R. Olds, Assistant Secretary of the Company and U-Haul since 1993, has been associated with the Company since 1975 as a member of the U-Haul legal department specializing in taxation.

     Rocky D. Wardrip, Assistant Treasurer of the Company since 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations. Mr. Wardrip previously served as Assistant Treasurer of U-Haul from 1988 to 1990.

     Donald W. Murney, has been Treasurer of U-Haul since 1990. He was previously employed as the Senior Vice President and Chief Financial Officer of Coury Financial Services.

     John C. Taylor, Director of U-Haul since 1990, has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

     David G. Schmeltz, Director of U-Haul since March 1998, has been associated with the Company since 1985. He served in regional field operations until 1995. He is presently Senior Executive Vice President of U-Haul.

     Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen.

     On February 21, 1995, Edward J. Shoen, James P. Shoen, John M. Dodds, and William E. Carty filed for protection under Chapter 11 of the federal bankruptcy laws in connection with certain litigation as more fully described in "Shoen Litigation."

                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company funded the plans of reorganization filed by Edward J. Shoen, James P. Shoen, William E. Carty, and John M. Dodds under Chapter 11 of the federal bankruptcy laws as more fully described in "Shoen Litigation." Edward
J. Shoen and James P. Shoen are major stockholders, directors, and officers of the Company. William E. Carty and John M. Dodds are directors of the Company.

     During fiscal year 1999, U-Haul purchased $3,070,000 of printing from Form Builders, Inc. Mark V. Shoen, his daughter and Edward J. Shoen's sons are major stockholders of Form Builders, Inc.

     During fiscal 1999, a subsidiary of the Company held various senior and junior notes of SAC Holdings Corporation and its subsidiaries ("SAC Holdings"). The voting common stock of SAC Holdings is held by Mark V. Shoen, a major stockholder and officer of the Company. The Company's subsidiary received interest payments of $8,022,000 from SAC Holdings during fiscal 1999. The notes receivable balance outstanding at March 31, 1999 was, in the aggregate, $179,819,000. The notes have interest rates ranging from 8.37% to 13.0%. The largest aggregate amount outstanding during the fiscal year ended March 31, 1999 was $179,819,000.

     During fiscal 1999, a subsidiary of the Company funded purchases of property and construction costs for SAC Holdings in the amount of approximately $26,116,000. In December 1998, U-Haul and Amerco Real Estate Company completed the sale of 26 storage properties to SIX SAC Self Storage Corporation, a subsidiary of SAC Holdings, for $99,685,000. The sale price was established by appraisals approved by the Amerco Real Estate Company Board of Directors. Amerco Real Estate Company received cash and notes from the sale.

     The Company currently manages the properties owned by SAC Holdings pursuant to a management agreement, under which the Company receives a management fee equal to 6% of the gross receipts from the properties. The Company received management fees of $2,483,000 during fiscal 1999. The management fee is consistent with the fees received by the Company for other properties managed by the Company.

     See "Shoen Litigation" for additional transactions between the Company and its affiliates. Management believes that the foregoing transactions were consummated on terms equivalent to those that prevail in arm's-length transactions.

                       SHOEN LITIGATION

     A judgment was entered on February 21, 1995, in an action in the Superior Court of the State of Arizona, Maricopa County, entitled Samuel W. Shoen, M.D.,
                                                         ----------------------
et al. v. Edward J. Shoen, et al., No. CV88-20139, instituted August 2, 1988
---------------------------------
(the "Shoen Litigation") against Edward J. Shoen, James P. Shoen, Paul F. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty, who were members of the Board of Directors of the Company in 1988. The Company was also a defendant in the action as originally filed, but was dismissed from the action on August 15, 1994. The plaintiffs (certain members of the Shoen family and their affiliates) alleged, among other things, that certain of the individual plaintiffs were wrongfully excluded from sitting on the Company's Board of Directors in 1988 through the sale of Common Stock to certain key employees. That sale allegedly prevented the plaintiffs from gaining a majority position in the Company's Common Stock and control of the Company's Board of Directors. The plaintiffs alleged various breaches of fiduciary duty and other unlawful conduct by the individual defendants and sought equitable relief, compensatory damages, punitive damages, and statutory post judgment interest.

     Based on the plaintiffs' theory of damages, the court ruled that the plaintiffs elected as their remedy in this lawsuit to transfer their shares of stock in the Company to the defendants upon the satisfaction of the judgment. The judgment was entered against the defendants in the amount of approximately $461.8 million plus interest and taxable costs. In addition, judgment was entered against Edward J. Shoen in the amount of $7 million as punitive damages. On March 23, 1995, Edward J. Shoen filed a notice of appeal with respect to the award of punitive damages and the plaintiffs subsequently cross appealed the judge's remittitur of the punitive damages from $70 million to $7 million. Both appeals were denied by the Court of Appeals of the State of Arizona on July 24, 1997 and the Supreme Court of the State of Arizona denied review of the case on March 17, 1998. On July 15, 1998, Edward J. Shoen filed an appeal with the United States Supreme Court with respect to the award of punitive damages. On October 5, 1998, the punitive damage award in the Shoen Litigation (which was subsequently reduced by partial settlement to $6.0 million) became final when the United States Supreme Court denied certiorari. In response to a request for indemnification by Edward J. Shoen, the Board of Directors, in conjunction with Independent Counsel and pursuant to Nevada state law, approved the indemnification of the $6.0 million punitive damage judgment. The indemnification payment was made on December 31, 1998.

     Pursuant to separate indemnification agreements, the Company agreed to indemnify the defendants to the fullest extent permitted by law or the Company's Articles of Incorporation or By-Laws, for all expenses and damages incurred by the defendants in the proceeding, subject to certain exceptions.

     On February 21, 1995, Edward J. Shoen, James P. Shoen, Aubrey K. Johnson, John M. Dodds, and William E. Carty, who were directors of the Company at that time (the "Director-Defendants"), filed for protection under Chapter 11 of the federal bankruptcy laws, resulting in the issuance of an order automatically staying the execution of the judgment against those defendants. In late April 1995, the Director-Defendants, in cooperation with the Company, filed plans of reorganization in the United States Bankruptcy Court for the District of Arizona, all of which proposed the same funding and treatment of the plaintiffs' claims resulting from the judgment in the Shoen Litigation. The plans of reorganization, as amended and restated on February 29, 1996, were confirmed by the bankruptcy court on March 15, 1996. The plans, as confirmed, shall collectively be referred to as the "Plan."

     On October 17, 1995 the Company entered into an agreement (the "Agreement") with the Director-Defendants whereby the Company agreed, among other things, to fund the Plan and to release the Director-Defendants from all claims the Company may have against them arising from the Shoen Litigation. In addition, the Director-Defendants agreed, among other things, (1) to release, subject to certain exceptions, the Company from any claim they may have against it pursuant to any indemnification agreements and (2) to assign all rights they have under the Shoen Litigation to the Company.

     Pursuant to the Plan, the Company repurchased 18,254,976 shares of the plaintiffs' Common Stock. As a result, the judgment in the Shoen Litigation was satisfied in full. On October 1, 1996, the Director-Defendants emerged from bankruptcy upon the filing of notice with the bankruptcy court that the effective date of the Plan had occurred and that the Plan had been performed and was substantially consummated.

     As of the date hereof, an issue remains regarding whether or not the plaintiffs are entitled to statutory post-judgment interest at the rate of ten percent (10%) per year from February 21, 1995 (the date the Director-Defendants filed for protection under Chapter 11) until the judgment was satisfied. On July 19, 1996, the bankruptcy court ruled that the plaintiffs are entitled to such interest. The Director-Defendants and the Company have appealed the court's decision. The Company has deposited approximately $48.2 million into an escrow account to secure payment of the disputed interest, pending the final resolution of this issue (including all appeals by either side). On May 6, 1999, the Ninth Circuit, in a 2 to 1 decision, upheld the decision of the bankruptcy court. The Company is preparing an appeal to the U.S. Supreme Court. If the interest issue is ultimately decided adversely to the Company and the Director-Defendants, the amount deposited into the escrow account will be transferred to the plaintiffs.

     On September 7, 1995, Paul F. Shoen, a major stockholder of the Company, filed a complaint in the Ninth Judicial District Court of the State of Nevada, Douglas County, entitled Paul F. Shoen v. AMERCO, Case No. 95-CV-0227. The
                         -----------------------
complaint, as amended on March 9, 1998, alleged that by failing to reimburse him for expenses, including attorneys' fees and other charges, incurred by him in the Shoen Litigation and in the subsequent bankruptcy proceedings, the Company breached his indemnification agreement with the Company. By agreement of the parties, the case was referred to an independent counsel for resolution on January 29, 1999. The independent counsel awarded Mr. Shoen $810,000 of the $1.2 million that he sought. On or about June 1, 1999, the determination of the independent counsel became final and the company agreed to pay Mr. Shoen such amount, plus approximately $175,000 in accrued interest and expenses.

                INDEPENDENT PUBLIC ACCOUNTANTS

     It is contemplated that the Company's financial statements as of March 31, 2000, and for the year then ending will be examined by PricewaterhouseCoopers LLP, independent certified public accountants. Representatives of PricewaterhouseCoopers LLP will not be present at the Meeting.

                    SECTION 16(a) BENEFICIAL
                 OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 1999, all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with, except that The AMERCO Employee Savings, Profit Sharing, and Stock Ownership Plan was late in reporting several transactions in November 1998 and March 1999.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     For inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, a proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 31, 2000. Proposals to be presented at the 2000 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted in accordance with the applicable provisions of the Company's By-Laws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

                         OTHER MATTERS

     A copy of the Company's Annual Report for the fiscal year ended March 31, 1999 is enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

     THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED
TO: MANAGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

                                      EXHIBIT A

                        AMERCO 1999 ANNUAL MEETING OF STOCKHOLDERS

                                    August 27, 1999

                                      Reno, Nevada

                                   MEETING PROCEDURES

     In fairness to all stockholders attending the 1999 Annual Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

     A. Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

     B. Cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

     C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

     D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

     E. When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

     F. Pursuant to Article II, Section 5 of the Company's Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

     Pursuant to the Company's Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or
(3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

     (a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 31, 1999.

     (b)  Such notice must have set forth:

          (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

         (ii) the name and address of the person proposing to bring such business before the meeting,

        (iii) the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

         (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission ("SEC") pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve it elected,

          (v) any material interest of such stockholder in the specified business,

         (vi) whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

        (vii) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

     No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

     G. At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

     H. A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II, Section 6)

     I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

     J. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

     K.   It is requested that common courtesy be observed at all times.

     Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

                               Appendix


PROXY

AMERCO

ANNUAL MEETING DATE:

August 27, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 1999 Annual Meeting of Stockholders, and at any adjournment thereof.

Election of Directors:

[ ] For all Nominees listed below except as marked to the contrary below

[ ] Withhold Authority to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike line through the nominee's name below.)

CLASS I  (term expires 2003) John P. Brogan, James J. Grogan


This proxy, when properly executed, will be voted as specified above. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature(s) _______________________   Dated _________________

Please sign exactly as your name appears. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.